Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
	Reporting Period:	October 1, 2008 - October 31, 2008

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

		Document	Explanation
REQUIRED DOCUMENTS	Form No.	Attached	Attached
Schedule of Cash Receipts and Disbursements	MOR-l	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-l (CON’T)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

December 5, 2008
Signature of Authorized Individual*	Date
(on behalf of Sea Containers Ltd)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

December 5, 2008
Signature of Authorized Individual*	Date
(on behalf of Sea Container Services Limited)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

** As agreed with the US Trustee office, MORs will be filed the 30th after each Month

FORM MOR (9/99)

SEA CONTAINERS LTD., et al.

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, OCTOBER 2008

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of October 31, 2008, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, and September 30, 2008.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                  List of all bank accounts detailing the bank, account description, account number, and month end book balance.  Attestation that all bank reconciliations have been performed.

•                  Balance Sheets for Each Debtor.

•                  Schedules of the intercompany activity.

•                  Income Statements for each Debtor.(1)

•                  Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                  Debtor Questionnaire.

(1)                        No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12 months.

In Re: Sea Containers Limited	Cash No:	06-1156 (KJC)
	Reporting Dates:	Oct 1 - Oct 31, 2008

Schedule of Cash Receipts and Disbursements

			Commerce		Bank of	Bank of	Societe	Societe	Commerce	Bank of	Bank of	Barclays
	JP Morgan	JP Morgan	Bank	JP Morgan	America	America	Generale	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 704	A/C 702	A/C 353	A/C 501	A/C 015	A/C 023	A/C Dep	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total

Cash beginning of month	176,181	(781)	16,138,626	71,419	46,929	(184)	130,252	3,276	209,536	22,313	4,517	460,000	17,262,084

Receipts
Sale of ships													—
Inter company receivable		231,000						1,830,152	15,239,763				17,300,915
Chassis Rental													—
Sale of assets		23,993				3,934,349							3,958,342
Foreign Exchange Revaluation	96,012				(294,563)	3,310							(195,241)
Interest Income	350		18,703	167			23	2,394					21,637
Sweep (to)/from SCS					(956,675)								(956,675)
Intra company sweep	13,844	4,102,272	5,880,000		1,266,513	(3,821,818)	(130,275)		(7,310,536)				—
Income received from Ge Seaco													—
Container Rental													—
Total Receipts	110,206	4,357,265	5,898,703	167	15,275	115,841	(130,252)	1,832,546	7,929,227	—	—	—	20,128,978

Disbursements
Net Payroll													—
Loan interest and fees		29,776							788,058				817,834
DIP loan facility repayment		4,000,000											4,000,000
Inventory Purchases													—
Secured/Rental/Leases													—
Insurance													—
S, G & A costs	386	328,231		122	39	115,657			5,805,845	20	3,014		6,253,314
Selling													—
Other (Attach List)													—
Pension settlement									1,500,000				1,500,000
Sweep to SCS													—
Transfers (To DIP Accts)													—
Intra company sweep													—
Professional Fees													—
U.S. Trustee Quarterly Fees													—
SC Treasury funding													—
Court Costs													—
Total Disbursements	386	4,358,007	—	122	39	115,657	—	—	8,093,903	20	3,014	—	12,571,148

Net Cash Flow (Receipts Less Disbursements)	109,820	(742)	5,898,703	45	15,236	184	(130,252)	1,832,546	(164,676)	(20)	(3,014)	—	7,557,830

Cash End of Month	286,001	(1,523)	22,037,329	71,464	62,165	0	—	1,835,822	44,860	22,293	1,503	460,000	24,819,914

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	12,571,148
Less: Transfers to Debtor In Possession Accounts	—
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	—
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	12,571,148

In Re: Sea Containers Services	Cash No:	06-11156 (KJC)
	Reporting Dates:	October 1 to October 31, 2008
Schedule of Cash Receipts and Disbursements in $USD
(Conversion rate: £ = $1.62)

	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	(11,091)	0	—	50,000	38,909

Receipts
Foreign exchange				- 5,978	- 5,978
Accounts Receivable					—
Interest receivable					—
Deposit repaid					—
Funding (to)/from SCL	956,675				956,675
Inter company settlement					—
Tax refund					—
Total Receipts	956,675	—	—	(5,978)	950,697

Disbursements
Net Payroll	450,402				450,402
Payroll Taxes					—
Other taxes					—
Rates	5,314				5,314
Secured/Rental/Leases					—
Pension					—
Administrative	491,651				491,651
Selling					—
Rent					—
Lease settlement					—
Owner Draw *					—
Transfers (To DIP Accts)					—
Sweep to SCL					—
Professional Fees					—
U.S. Trustee Quarterly Fees					—
Court Costs					—
Total Disbursements	947,366	—	—	—	947,366

Net Cash Flow (Receipts Less Disbursements)	9,309	—	—	(5,978)	3,331

Cash End of Month	(1,782)	—	—	44,022	42,240

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	947,366
Less: Transfers To Debtor In Possession Accounts	—
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	—
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	947,366

Reconciliation books to ledger	USD $
Cash in bank at the end of the month	42,240
Petty Cash	1,492
Balance per Sea Containers Services Financials October 31, 2008	43,732

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2008	2006

Assets	(15)
Current assets
Cash and cash equivalents		$24,819,914	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.379 million	(8)	553,178	1,955,441
Due from related parties	(4)	375,107	13,481,857
Prepaid expenses and other current assets		414,387	1,718,439
Total current assets		26,162,586	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	90,929,514	—
Intercompany receivables	(3)		—
Investment in equity ownership interests	(6)	234,887,288	197,742,498
Other assets	(7)	2,413,128	3,424,161
Total assets	(1)	$354,392,516	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2008, September 30, 2008 and October 15, 2006 were $1.62, $1.84 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at June 30, 2008 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

In May 2008 a preliminary adjustment, as part of the GE SeaCo settlement, of $18,585,000 in SPC’s balance sheet was written off. This bad debt was subsequently revised in June 2008 to $15,005,000, thus releasing $3,580,000 back to the SPC’s profit and loss account and resulted in an increase of the carrying value, by the same amount, of the investment in SPC Holdings Ltd, as disclosed in the balance sheet of Sea Containers Ltd. In August 2008, final adjustments were made which reversed this write back resulting in a decrease of the carrying value, by the same amount, of the investment in SPC Holdings Ltd, as disclosed in the balance sheet of Sea Containers Ltd.

In June 2008, SPC paid $15,000,000 in partial repayment of its intercompany balance due to Sea Containers Ltd, having previously repaid $4,800,000 in December 2007. Sea Containers Ltd’s policy as described in note (3) is to fully provide against its net intercompany balances, thus these repayments have resulted in a release of the related provision in this MOR. A corresponding impairment reflected in the previously held carrying value of Sea Containers Ltd’s investment in SPC Holdings Ltd, the parent company of SPC, so the net effect of these repayments on the Statement of Operations of Sea Containers Ltd is $nil.

In September 2008, SPC paid $10,000,000, in a further partial repayment of its intercompany balance due to Sea Containers Ltd. This has resulted in a release of the related provision of its intercompany balance and, as with the adjustment made above in June 2008, a corresponding impairment reflected in the previously held carrying value of Sea Containers Ltd’s investment in SPC Holdings Ltd.

In October 2008, GE SeaCo sold the UK domestic fleet, on behalf of SPC. The sale proceeds were paid directly to SCL. This resulted in a reduction in SCL’s intercompany balance with SPC by $3,958,342, therefore an impairment to the same value has been reflected in the carrying value of Sea Containers Ltd’s investment in SPC Holdings Ltd, SPC’s immediate parent. On October 6, 2008 the Company made a repayment of $4,000,000 against the DIP loan facility.

SEA CONTAINERS LTD

BALANCE SHEET

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $469,242,379. This represents a gross intercompany receivable of $1,451,967,422 and a gross intercompany payable of $982,725,043. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged, that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30, 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008. The balance at October 31, 2008 was $375,107, which represents the outstanding part of the stipulated balance of $274,800 and transactions between SCL and GE SeaCo of $100,607 and will be paid in accordance with the Framework Agreement.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at June 30, 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the historic audited carrying value of SCL’s investment in GE SeaCo together with GE SeaCo’s financial performance for the year ended December 31, 2007 and an estimate of the unaudited results for the period from January 1, 2008 to October 31, 2008.

(7) $1,880,971 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at October 31, 2008. The loan notes will be amortised up to maturity (between March 2009 and June 2012) at a monthly rate of some $46,000.  If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $525,520 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company completed a full bad debt review in July 2007 and makes a provision for specific bad and doubtful debts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity	(15)
Current liabilities
Accounts payable		$11,787,114	$3,372,476
Accrued expenses	(14)	98,952,942	22,843,429
Current portion of long-term debt	(12), (14)	165,274,743	25,926,107
Current portion of senior notes	(14)	385,718,405	384,938,936
Total current liabilities		661,733,204	437,080,948

Total shareholders’ equity	(11)	(307,340,688)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10), (13)	$354,392,516	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2008, September 30, 2008 and October 15, 2006 were $1.62, $1.84 and $1.87 respectively.

(10) On July 3, 2007, the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on June 12 and 13, 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers Ltd estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that further legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, has sought approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  Approval from the Pension’s Regulator for the pension settlement has not yet been obtained. The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

The Sea Containers Ltd Creditors’ committee filed an objection in the US Bankruptcy court to the pension settlement, which was heard on May 28, May 29 and June 6, 2008. The US Bankruptcy court approved the pension settlement on September 19, 2008.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

SEA CONTAINERS LTD

BALANCE SHEET

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. On October 6, 2008 the Company made a repayment of $4,000,000 against the DIP loan facility. The DIP facility also provides a $25 million revolving credit facility for working capital purposes for the duration of the Chapter 11 case, which was undrawn as at October 31, 2008.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties have filed proofs of claims in the bankruptcy cases. The claims filed by GE and GE SeaCo referred to in previous monthly operating reports have been settled in the Framework Agreement with GE SeaCo as discussed in note (6) above. The MOR does not reflect any analysis of, nor does it incorporate, any proofs of claim or the claims asserted, therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $89,648,832 and the total accrual within this MOR for interest on the current portion on long term debt is $5,697,236. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

(15)  On July 31, 2008, Sea Containers Ltd. and its affiliated debtors (“SCL” or the “Company”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a Joint Plan Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”).    There are many factors, including the terms of any plan of reorganization ultimately confirmed, that can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.  Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.  It should be noted that the Plan does not provide a recovery for existing holders of the Company’s common stock, which common stock will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.  Copies of the Plan and Disclosure Statement are also publicly available and may be accessed free of charge at the Debtors’ private website at http://www.bmcgroup.com/scl.  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this MOR

The Company recommends that its stakeholders refer to the limitations and qualifications included in the Plan and Disclosure Statement, as applicable, with respect to the information contained therein.  Information contained in the Plan and Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

The Disclosure Statement and Solicitation procedures were approved by the US Bankruptcy Court on September 22, 2008.

On November 23, 2008 the Debtors filed the Fourth Amended Joint Plan pursuant to chapter 11 of the United States Bankruptcy Code (the “Plan”).  Terms which are defined in the Plan and capitalized but not otherwise defined herein have the respective meanings ascribed to them in the Plan.

On November 24, 2008, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.  Consummation of the Plan will occur if the conditions precedent, enumerated in Article XII of the Plan, are satisfied or waived.  The Debtors make no assurances as to whether the conditions to consummation of the Plan will be satisfied or waived or when the effective date of the Plan may occur.

The unaudited financial information reflected in this MOR does not reflect the valuation of assets or treatment of claims under the Plan, the settlement with the Debtors’ UK Pension Schemes which is still subject to regulatory approval, or the Framework Agreement dated as of April 25, 2008 among SCL, GE SeaCo SRL, General Electric Capital Corporation, Genstar Container Corporation, GE Capital Container SRL, and GE Capital Container Two SRL.  It should be noted that the Plan does not provide a recovery for existing holders of the Company’s common stock, which common stock will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.  The Company recommends that its stakeholders refer to the limitations and qualification included in the Fourth Amended Plan, the Disclosure Statement and the appendices thereto (including the Plan Recovery Analysis).

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	Oct 31, 2008	to Oct 31, 2008

Revenue	(17)	$865,967	$49,289,596

Costs and expenses:
Operating income		—	5,948,939
Selling, general and administrative expenses	(20)	(760,011)	(62,703,074)
Professional fees	(19)	(4,791,980)	(65,209,636)
(Charges)/credits against intercompany accounts	(18)	37,975,593	213,417,297
Impairment of investment in subsidiary companies	(18)	(3,958,342)	(161,259,893)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		28,465,260	(86,347,632)

Profit/(loss) on sale of assets		—	(1,911,437)

Operating profit/(loss)		29,331,227	(38,969,473)

Other income (expense)
Investment income		21,639	12,229,381
Foreign exchange gains/(losses)		(65,308)	(116,868)
Interest expense, net of capitalized interest		(3,656,443)	(95,578,261)

Profit/(loss) before taxes		25,631,115	(122,435,221)
Income tax expense		396,133	(8,940,381)
Profit/(loss) after taxes		$26,027,248	$(131,375,602)

(16) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2008, September 30, 2008 and October 15, 2006 were $1.62, $1.84 and $1.87 respectively.

(17) Revenue, in respect of Sea Containers Ltd’s equity interest in GE SeaCo’s Owned Fleet, totals $688,167 which reflects SCL’s share of GE SeaCo’s unaudited reported results for Q1, Q2 and Q3, 2008 and estimated results for October 2008 less amounts already booked.

Revenue also includes a profit for the month of $177,800 for SCL’s share of the joint venture Pool Fleet. This reflects the unaudited reported results for Q1, Q2 and Q3, 2008 and estimated results for October 2008 less amounts already booked.

(18) Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The credit in the month above, relates to an decrease in the net receivable balance due from group companies in the month, which have been written off in accordance with note 3. The main variances are due to foreign exchange movements, cash repatriations, management and advisor fees being recharged.

As per note 2 above, in September 2008, SPC Ltd paid $10,000,000, in a further partial repayment of its intercompany balance due to Sea Containers Ltd. This has resulted in a release of the related provision of its intercompany balance and, as with the adjustment made above in June 2008, a corresponding impairment reflected in the previously held carrying value of Sea Containers Ltd’s investment in SPC Holdings Ltd.

In October 2008, GE SeaCo sold the UK domestic fleet, on behalf of SPC. The sale proceeds were paid directly to SCL. This resulted in a reduction in SCL’s intercompany balance with SPC by $3,958,342, therefore an impairment to the same value has been reflected in the carrying value of Sea Containers Ltd’s investment in SPC Holdings Ltd, SPC’s immediate parent.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

(19) As at October 31, 2008 cumulative professional fees totalling $65,209,636 have been expensed. During the month $4,791,980 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period July 1 to October 31, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(20) Selling, general and administrative expenses for October 2008 includes a recharge of costs via a management fee from Sea Containers Services Limited of $620,000.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		October 31	October 15,
	Note	2008	2006

Assets	(7)
Current assets
Cash and cash equivalents		$43,732	$274,533
Trade receivables		(1,362)	419,162
Due from related parties (GE SeaCo)	(3)	70,676	4,805,049
Prepaid expenses and other current assets		1,280,723	14,242,003
Total current assets		1,393,769	19,740,747

Fixed assets, net		5,271	3,410,461

Investments		2,179,567	2,515,920
Intercompany receivables	(2)	1,973,622	29,746,215
Other assets		0	14,975
Total assets	(1)	$5,552,229	$55,428,318

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2008, September 30, 2008 and October 15, 2006 were $1.62, $1.84 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $1,973,622. This represents gross intercompany receivables of $102,090,173 and gross intercompany payables of $100,116,551. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (6) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30, 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007 and $274,800 as at March 31, 2008. The stipulation was approved by the Bankruptcy Court on March 14, 2008 and will be paid in accordance with the Framework Agreement.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $70,676 in respect of S,G&A services provided for the period January 2008 to October 2008 to GE SeaCo for which payment has not yet been received.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		October 08,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity	(7)
Current liabilities
Accounts payable		$566,601	$1,198,421
Accrued expenses		1,111,672	5,736,956
Current portion of long-term debt		1,220,612	1,807,527
Total current liabilities		2,898,885	8,742,904

Total shareholders’ equity		2,653,345	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$5,552,229	$55,428,318

(4)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2008, September 30, 2008 and October 15, 2006 were $1.62, $1.84 and $1.87 respectively.

(5) On July 3, 2007 the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on June 12 and 13, 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that further legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, has sought approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  Approval from the Pension’s regulator for the pension settlement has not yet been obtained. The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

The Sea Containers Ltd Creditors’ committee filed an objection in the US Bankruptcy court to the pension settlement, which was heard on May 28, May 29 and June 6, 2008. The US Bankruptcy court approved the pension settlement on September 19, 2008.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

SEA CONTAINERS SERVICES

BALANCE SHEET

(6) As a result of the Claims Bar Date on July 16, 2007, numerous parties have filed proofs of claims in the bankruptcy cases. The claims filed by GE and GE SeaCo referred to in previous monthly operating reports have been settled in the Framework Agreement with GE SeaCo as discussed in note (3) above. The MOR does not reflect any analysis of, nor does it incorporate, any proofs of claim or the claims asserted, therein.

(7)  On August 31, 2008, Sea Containers Ltd. and its affiliated debtors (“SCL” or the “Company”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a Joint Plan Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”). There are many factors, including the terms of any plan of reorganization ultimately confirmed, that can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.  Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.  It should be noted that the Plan does not provide a recovery for existing holders of the Company’s common stock, which common stock will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.  Copies of the Plan and Disclosure Statement are also publicly available and may be accessed free of charge at the Debtors’ private website at http://www.bmcgroup.com/scl.  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this MOR

The Company recommends that its stakeholders refer to the limitations and qualifications included in the Plan and Disclosure Statement, as applicable, with respect to the information contained therein.  Information contained in the Plan and Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

The Disclosure Statement and Solicitation procedures were approved by the US Bankruptcy Court on September 22, 2008.

On November 23, 2008 the Debtors filed the Fourth Amended Joint Plan pursuant to chapter 11 of the United States Bankruptcy Code (the “Plan”).  Terms which are defined in the Plan and capitalized but not otherwise defined herein have the respective meanings ascribed to them in the Plan.

On November 24, 2008, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.  Consummation of the Plan will occur if the conditions precedent enumerated in Article XII of the Plan are satisfied or waived.  The Debtors make no assurances as to whether the conditions to consummation of the Plan will be satisfied or waived or when the effective date of the Plan may occur.

The unaudited financial information reflected in this MOR does not reflect the valuation of assets or treatment of claims under the Plan, the settlement with the Debtors’ UK Pension Schemes which is still subject to regulatory approval, or the Framework Agreement dated as of April 25, 2008 among SCL, GE SeaCo SRL, General Electric Capital Corporation, Genstar Container Corporation, GE Capital Container SRL, and GE Capital Container Two SRL.  It should be noted that the Plan does not provide a recovery for existing holders of the Company’s common stock, which common stock will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.  The Company recommends that its stakeholders refer to the limitations and qualification included in the Fourth Amended Plan, the Disclosure Statement and the appendices thereto (including the Plan Recovery Analysis)

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	Oct 31, 2008	to Oct 31, 2008

Revenue		$666,892	$54,015,212

Costs and expenses:
Selling, general and administrative expenses		(655,493)	(39,010,900)
Professional fees	(9)	(1,301,140)	(44,208,060)
Depreciation & amortization		(820)	(3,378,125)
Total costs and expenses		(1,957,452)	(86,597,086)

Gains on sale of assets		21,125	66,009

Operating loss		(1,269,435)	(32,515,865)

Other income (expense)
Interest income		—	44,640
Foreign exchange gains or (losses)		—	(166,046)
Interest expense, net of capitalized interest		(11,751)	(394,923)

Loss before taxes		(1,281,187)	(33,032,194)
Income tax credit	(10)	—	2,514,974
Net loss	(8)	$(1,281,187)	$(30,517,219)

(8) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2008, September 30, 2008 and October 15, 2006 were $1.62, $1.84 and $1.87 respectively.

(9)  As at October 31, 2008 cumulative professional fees totalling $44,208,060 have been expensed. During the month $1,301,140 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period July 1, to October 31, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Limited have been adjusted through the intercompany account between the two companies in all cases.

(10)  The income tax credit for the period October 16, 2006 to October 31, 2008 consists of a current tax credit of $2,514,974.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—
Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses		—	—
Current portion of long-term debt		—	—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of October 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	October 08	September 08
	2008	2008	Movement
	$	$	$
Receivable

SC British Isles	99,816,741	113,365,259	(13,548,518)
Fairways and Swinford	102,047	115,905	(13,858)
SC Services	87,423,536	97,485,444	(10,061,908)
Periandros	18,791	21,343	(2,552)
GNER Holdings	1,381,033	1,568,581	(187,548)
SCRS	1,300	1,476	(176)
SC America Inc	8,676,499	8,678,291	(1,792)
SPC	70,912,666	75,172,354	(4,259,688)
SC Brasilia	10,685,809	10,685,809	—
SC Australia	69,090	69,139	(49)
IRS pte	12,487	12,487	—
Mobilbox	182	182	—
Strider 2	4,222,504	4,222,504	—
Vessel Holdings 3	7,644,985	7,644,985	—
Strider 9	1,938,178	1,938,178	—
Strider 10	8,821,179	8,821,179	—
Hyde Park Containers	12,002	13,528	(1,526)
IRS NZ	18,180	18,180	—
Cooltainers	25	25	—
Technitank	603,937	603,937	—
Boxer 2	2,731,302	2,731,302	—
Boxer 3	13,419,698	13,419,698	—
Contender 1	36,712,498	36,712,498	—
West Australia Line	1,222,855	1,222,855	—
Seacat Limited	269,829	363,955	(94,126)
SC Ropax	3,588,821	3,408,905	179,916
Fast Ferries Ltd	5,499,089	6,245,482	(746,393)
Nagara Tam	854,524	854,524	—
Nagara Ltd	1,052,675	1,052,675	—
Seafast Management Services	63,965	63,965	—
Paulista Containers	26,843,947	26,843,947	—
CMCI	2,615,747	2,615,747	—
Brasiluvas Agricola	3,503,783	3,505,278	(1,495)
Societe Bananiere De Motobe	527,531	527,531	—
SC Properties	10,217,854	10,217,854	—
Vessel Holdings	2,390,777	2,390,777	—
Ferry & Port Holdings	826,132,674	937,660,416	(111,527,742)
SC Ferries	18,500	18,500	—
SeaCat 2	16,744,459	16,767,463	(23,004)
SeaCat 4	16,114,866	16,122,868	(8,002)
SC Mauritius	39,229	39,229	—
Freight containers India	18	18	—
Super SeaCat 1	20,417,049	20,435,204	(18,155)
Super SeaCat 2	25,582,550	25,582,550	—
Super SeaCat 3	8,711,862	8,711,862	—
Super SeaCat 4	13,088,058	13,088,058	—
SeaCat Ltd	17,190,363	17,200,321	(9,958)
SC Finland (Ex Silja Holdings)	43,196,181	60,266,096	(17,069,915)
SeaCat 6	8,394,947	8,394,947	—
SeaCat 7	11,698,925	11,698,925	—
SC Finnjet	13,679,099	13,743,990	(64,891)
SC Treasury	16,343,828	16,325,582	18,246
SC Estonia	738,748	738,748	—
	1,451,967,422	1,609,410,556	(157,443,134)

SCL Intercompany Balance As At

	October 08	September 08
	2008	2008	Movement
	$	$	$
Payable

Illustrated London News	(16,122,628)	(18,328,708)	2,206,080
Quota Holdings	(12,000)	(12,000)	—
Super SeaCat Italia	(130)	(130)	—
SC Italia Holdings	(66,621)	(66,621)	—
GNER	(8,505)	(9,660)	1,155
SC Chartering	(83)	(70)	(13)
Yorkshire Marine Containers	(9,984,672)	(11,340,195)	1,355,523
SC Iberia	(5,931,188)	(6,416,627)	485,439
SC UK	(824,714,319)	(936,712,562)	111,998,243
Burginhall 818	(32,402)	(36,802)	4,400
Contender 2	(5,116,079)	(5,116,079)	—
Atlantic Maritime Services	(2,591,280)	(2,591,280)	—
Marine Container Insurance	(12,783,561)	(12,753,561)	(30,000)
SC Holdings	(14,772,897)	(16,779,093)	2,006,196
SC Ports & Ferries	(80,676,352)	(80,676,352)	—
Liverpool Dublin	(34)	(39)	5
Hoverspeed GB	(2,596,338)	(2,925,458)	329,120
SC Finland Services	(2,172,688)	(2,502,749)	330,061
SC Finance Ireland	(5,143,266)	(5,924,598)	781,332
	(982,725,043)	(1,102,192,584)	119,467,541

Net	469,242,379	507,217,972	(37,975,593)

Sea Container Services Limited

Intercompany Balances

	USD 1.62	USD 1.84
	October 08	September 08	Movement	Movement
	2008	2008	@	USD 1.62
	£	£	£	$
Receivable

SC British Isles	23,721,005	23,721,005	—	—
Ferry & Port Holdings (incl ILN)	6,497,010	6,497,010	—	—
GNER Holdings	13,762	13,762	—	—
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,208,409	5,201,725	6,684	10,828
SC Maritime	1,109,496	1,109,496	—	—
PCML	7,672	7,672	—	—
Periandros	681,405	678,075	3,330	5,395
SC House Management	74,399	74,399	—	—
SC America Inc	29,112	29,112	—	—
SC Railway Services	2,725	2,725	—	—
Superseacat Italia	92,707	92,707	—	—

	63,018,625	63,008,611	10,014	16,223

Payable

SCL	(53,967,069)	(52,982,682)	(984,387)	(1,594,707)
GNER	(12,519)	(12,519)	—	—
Newhaven Marina	(3,171,815)	(3,171,815)	—	—
SC Property Services	(4,107,286)	(4,107,286)	—	—
Fairways & Swinford	(101,487)	(101,487)	—	—
SC Treasury	(110,112)	(110,112)	—	—
SC Finland	(330,052)	(330,052)	—	—

	(61,800,340)	(60,815,953)	(984,387)	(1,594,707)

	1,218,285	2,192,658	(974,373)	(1,578,484)

	$	$
Receivable	102,090,173	115,935,844

Payable	(100,116,551)	(111,901,354)

	1,973,622	4,034,491

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.
		Reporting Date	October 31, 2008

Accounts Receivable Reconciliation and Ageing

		$

Total accounts receivable at the beginning of the reporting period		1,945,190

Add	Amounts billed during the period	137,320

Less	Amounts collected during the period	(44,393)

Other movements (Foreign exchange)		(106,104)

Total accounts receivable at the end of the reporting period		1,932,013

Accounts Receivable Ageing

0 - 30	days old	2,908

31 - 60	days old	5,378

61 - 90	days old	84,266

91 +	days old	1,839,461

Total accounts receivable		1,932,013

Amounts considered uncollectible (net)		(1,378,835)

Accounts receivable net		553,178

In Re;	Sea Containers Services Limited	Case No.
		Reporting Date	October 31, 2008

Accounts Receivable Reconciliation and Ageing

		$

Total accounts receivable at the beginning of the reporting period		(2,269)

Add	Amounts billed during the period	1,031

Less	Amounts collected during the period	0

Other movements - foreign exchange		(124)

Total accounts receivable at the end of the reporting period		(1,362)

Accounts Receivable Ageing

0 - 30	days old	(1,362)

31 - 60	days old	—

61 - 90	days old	—

91 +	days old	—

Total accounts receivable		(1,362)

Amounts considered uncollectible (net)		—

Accounts receivable net		(1,362)

Sea Containers Ltd

Post Petition Aged Creditors listing

As at October 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	376,755	5,384	—	—	382,139

Professional fees	8,914,131	2,463,409	—	—	11,377,540

	9,290,886	2,468,793	—	—	11,759,679

Professional fees are made up as follows:

AP Services	314,360	—	—	—	314,360
Appleby	222,286	—	—	—	222,286
Bingham McCutchen	1,511,599	280,630	—	—	1,792,229
Carter Ledyard and Milburn	20,518	—	—	—	20,518
Conyers Dill and Pearman	37,329	—	—	—	37,329
Deloitte	162,752	—	—	—	162,752
Houlihan Lokey Howard & Zukin	374,524	—	—	—	374,524
Kirkland and Ellis	2,709,271	950,417	—	—	3,659,688
Kroll	662,495	—	—	—	662,495
Morris Nichols Arsht & Tunnell	33,673	15,643	—	—	49,316
Navigant Consulting	77,690	—	—	—	77,690
Pepper Hamilton	26,348	5,065	—	—	31,413
Pricewaterhouse Coopers	848,818	546,598	—	—	1,395,416
Pricewaterhouse Coopers - Legal	44,959	—	—	—	44,959
Punter Southall	38,700	—	—	—	38,700
Reed Smith Richards Butler	21,056	—	—	—	21,056
Rothschild	121,741	—	—	—	121,741
Vollman Brothers	539,700		—	—	539,700
Warren H Smith and Assoc	180,090	32,189	—	—	212,279
Willkie Farr & Gallagher	831,861	598,541	—	—	1,430,402
Young Conaway Stargatt & Taylor	134,361	34,326	—	—	168,687

	8,914,131	2,463,409	—	—	11,377,540

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at October 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	474,942	14,293	337	1,202	490,774

Professional fees	—	—	—	—	—

	474,942	14,293.26	337	1,202	490,774

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X